Exhibit 5.2

May 2, 2017

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Form S-3 Registration Statement

Ladies and Gentleman:

We have acted as special counsel to S.T. Specialty Foods, Inc., a Minnesota corporation (“S.T. Foods”), in connection with the preparation and filing by TreeHouse Foods, Inc., a Delaware corporation (the “Company”), of the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus (collectively, the “Prospectus”), of the following securities of the Company and the subsidiary guarantors (as defined in the Registration Statement), as applicable:

(i)	shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”)

(iii)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and among the Company, and, to the extent that the Senior Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the trustee (the “Trustee”);

(iv)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, and, to the extent that the Subordinated Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the Trustee

(v)	guarantees of the Debt Securities, which guarantees are provided by the Subsidiary Guarantors as and to the extent set forth in the Indentures (the “Guarantees”, and any Guarantees so provided by S.T. Foods the “S.T. Foods Guarantees”);

(vi)	warrants to purchase the Debt Securities, the Common Stock and the Preferred Stock (the “Warrants”);

(vii)	subscription rights to purchase the Debt Securities, the Preferred Stock, the Common Stock or other securities (the “Subscription Rights”);

(viii)	stock purchase contracts for the purchase of shares of the Common Stock (the “Stock Purchase Contracts”); and

(ix)	stock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and together with the Common Stock, the Preferred Stock, the Warrants, the Debt Securities, the Guarantees, the Subscription Rights and the Stock Purchase Contracts, the “Securities”).

We are members of the Bar of the State of Minnesota, and we have not considered, and do not express any opinion as to, the laws of any jurisdiction other than the Minnesota Business Corporation Act of the State of Minnesota as in effect on the date hereof and we do not express any opinion as to the effect of any other laws on the opinion stated herein. Without limiting the generality of the foregoing limitations (and without expanding in any way any of the opinions that are set forth in this letter), we express no opinion regarding the legality, validity, binding effect or enforceability of the S.T. Foods Guarantees, any of the other Securities or any other agreement or document.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of, (i) the articles of incorporation of S.T. Foods, as in effect on the date hereof, (ii) the amended and restated by-laws of S.T. Foods, as in effect on the date hereof, (iii) the Registration Statement and (iv) the Indentures. We have also examined originals, or copies certified to our satisfaction, of such corporate records of S.T. Foods and other instruments, certificates of public officials and representatives of S.T. Foods and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of S.T. Foods.

On the basis of the foregoing, we are of the opinion that:

1.	S.T. Foods is a corporation validly existing and in good standing under the laws of the State of Minnesota.

2.	S.T. Foods has the requisite corporate power under the laws of the State of Minnesota to enter into, and perform its obligations under, the S.T. Foods Guarantees.

The opinions expressed herein are subject in all respects to the following additional assumptions, qualifications, limitations, conditions and exclusions:

1.	We express no opinion as to any of the Securities other than the S.T. Foods Guarantees. With respect to the S.T. Foods Guarantees, we express no opinion as to enforceability.

2.	In rendering the opinions set forth in Paragraph 1 above, we have relied solely upon a Certificate of Good Standing issued by the Office of the Minnesota Secretary of State

3.	We have assumed that the terms of the S.T. Foods Guarantees and the other Securities and of their issuance and sale, as applicable, will be duly established in conformity with the Indentures and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate, conflict with or constitute or result in a breach under (a) any applicable law or public policy, (b) the organizational documents of the issuer thereof or (c) any agreement or instrument binding upon such issuer, and so as to comply with any requirement or restrictions imposed by any court or governmental body having jurisdiction over such issuer or applicable law or public policy.

4.	With respect to the S.T. Foods Guarantees, we have assumed that S.T. Foods currently is, and at the time of the issuance of the S.T. Food Guarantees will be, a subsidiary of the Company and will receive adequate and sufficient consideration therefor, and such S.T. Foods Guarantees will constitute valid and legally binding obligations of S.T. Foods enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	We have assumed that the final form of the S.T. Foods Guarantees and all other documents for the Securities will not have any material differences from those customarily used in transactions of this type.

This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention.

This opinion has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, or used by any other person or for any other purpose, without our prior written consent.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the reference to us as local counsel under the heading “Legal Matters” in the Prospectus. In addition, we consent to Winston & Strawn LLP’s reliance as to matters of Minnesota law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the S.T. Foods Guarantees, but only to the extent of the opinions specifically set forth herein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By:	/s/ Melodie Rose
Its:	Vice President